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   As filed with the Securities and Exchange Commission on December 4, 2001
                                                      Registration No. 333-72026
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       METRO INFORMATION SERVICES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                 VIRGINIA                                   54-1112301
      (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                    Identification No.)

            REFLECTIONS II OFFICE BUILDING
                200 GOLDEN OAK COURT
                 VIRGINIA BEACH, VA                            23452
      (Address of Principal Executive Offices)              (Zip Code)


         METRO INFORMATION SERVICES RETIREMENT SAVINGS PLAN AND TRUST
                           (Full Title of the Plan)

                                BRIAN T. KEANE
                       METRO INFORMATION SERVICES, INC.
                        REFLECTIONS II OFFICE BUILDING
                             200 GOLDEN OAK COURT
                           VIRGINIA BEACH, VA 23452
                    (Name and Address of Agent For Service)

                                 (757) 486-1900
         (Telephone Number, Including Area Code, of Agent For Service)
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               DEREGISTRATION OF COMMON STOCK AND PLAN INTERESTS

     On October 22, 2001, Metro Information Services, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-72026 (the "Registration Statement"), for the sale of 50,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and an indeterminate amount of interests, to be offered or sold pursuant to the Company's Metro Information Services Retirement Savings Plan and Trust (the "Plan").

     On August 20, 2001, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Keane, Inc., a Massachusetts corporation ("Keane"), and Veritas Acquisition Corp., a Virginia corporation and wholly owned subsidiary of Keane ("Veritas"), providing for the merger of Veritas with and into the Company, with the Company surviving as a wholly owned subsidiary of Keane (the "Merger"). The Merger became effective on November 30, 2001. Upon consummation of the Merger, each outstanding share of Common Stock was converted into the right to receive 0.48 of a share of Keane's common stock, par value $0.10 per share. Pursuant to the Merger Agreement, Keane assumed the obligations of the Company under the Plan.

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed to deregister 26,958 shares of unsold Common Stock formerly issuable under the Plan and an indeterminate amount of interests offered pursuant to the Plan. The number of shares was calculated as follows:

     Number of Shares registered under the Registration Statement....... 50,000

     Shares sold under the Registration Statement....................... 23,042
                                                                         ------
     Number of Shares being deregistered................................ 26,958

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 4th day of December, 2001.

                              METRO INFORMATION SERVICES, INC.

                              By: /s/ Brian T. Keane
                                  ---------------------
                                  Brian T. Keane
                                  President


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                          DATE
         ---------                        -----                          ----


 /s/ Brian T. Keane           President and Director                 December 4, 2001
----------------------------  (Principal executive officer)
Brian T. Keane


 /s/ John J. Leahy            Treasurer and Secretary                December 4, 2001
----------------------------  (Principal financial and
John J. Leahy                 accounting officer)


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